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                                                                EXHIBIT 99.2(a)

                          BOWMAR INSTRUMENT CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                            1994 FLEXIBLE STOCK PLAN


    Stock Option Agreement made as of _________________, between Bowmar Instrument Corporation, an Indiana corporation (hereinafter referred to as the "Company"), and __________________ (hereinafter referred to as the "Optionee").

    In accordance with the Bowmar Instrument Corporation 1994 Flexible Stock Plan (hereinafter referred to as the "Plan"), the Company desires, in connection with the employment of the Optionee, to provide the Optionee with an opportunity to acquire shares of Common Stock, without par value (stated value $.10 per share), of the Company ("Shares") on favorable terms and thereby provide additional incentive for the Optionee to promote the progress and success of the business of the Company and its affiliates.

    NOW, THEREFORE, in consideration of the premises, the Company and the Optionee agree as follows:

1. Confirmation of Grant of Option. Pursuant to a determination by the Committee, the Company, subject to the terms, definitions and provisions of the Plan and this Agreement, on _____________ ("Date of Grant"), granted to the Optionee, an option for a total of _____________ Shares ("Optioned Shares"). The Option is intended to be a Non-Qualified Stock Option. The terms, definitions and provisions of the Plan are incorporated by reference herein and in all cases shall control in any case of conflict between the terms, definitions and provisions of the Plan and of this Agreement.

2.  Option Price.  The Option Price is $_________ for each Optioned Share.

3. Term of Option. The term of the Option is for a period of ten (10) years from the Date of Grant, subject to earlier termination as provided in paragraphs 4, 5 and 6 hereof, and the Option may be exercised during such term only in accordance with the provisions of the Plan and the terms of this Agreement.

4. Exercise of Option. Except as otherwise provided in this paragraph 4, the Option shall be exercisable only by the Optionee during the Optionee's lifetime as follows:

    (i)  Schedule of Right to Exercise.

         (a)* 1) The Option will not be exercisable during the first year following the Date of Grant. At any time after _______ year from the Date of Grant, the Option may be exercised as to the number of Optioned Shares which will not be more than fifty percent (50%) of the Optioned Shares initially subject thereto, provided the Optionee is employed by the Company or an Affiliate at the end of such _______ year period.

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*  If any Option is to vest after more than two periods, these provisions will be appropriately revised.


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         2)  At any time after ______ years from the Date of Grant, the Option may be exercised as to the total number of Optioned Shares subject thereto (or remaining Optioned Shares subject thereto if previously partially exercised), provided the Optionee is employed by the Company or an affiliate at the end of such ______ year period.

         (b) The vested portion of the Option need not be exercised all at one time with respect to the total number of vested Optioned Shares, but may be exercised with respect to any vested part of such Shares, subject to the provisions of subparagraph (i)(a) of this paragraph 4, from time to time during the term of the Option. To the extent that the Option is not exercised with respect to the total number of such Optioned Shares, the remaining Optioned Shares shall remain subject to the Option at any time thereafter in accordance with the terms of this Agreement. Notwithstanding anything herein to the contrary, in no event may the Option be exercised for a fractional Share.

         (c) The Option shall not be exercisable after the expiration of the term provided in paragraph 3 hereof, and except as provided in subparagraph (i)(d) of this paragraph 4, the Option shall be exercisable only if the Optionee is an employee of the Company or an affiliate on the date of exercise (as determined hereunder) and has been in Continuous Employment, as defined in subparagraph (i)(d) of this paragraph 4, from the Date of Grant until the date of exercise.

         (d) For purposes of this Agreement, "Continuous Employment" shall mean employment by the Company or an affiliate without any interruption or termination thereof. Employment shall not be considered interrupted or terminated in case of sick leave, military leave or any other leave of absence approved by the Company, or in the case of transfers between payroll locations of the Company or between the Company, any affiliate, and any successor thereof.

             If the Optionee's Continuous Employment is terminated for reasons other than for cause or the Optionee's death or disability, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to such termination, the Option may be exercised within a period of three months from the date of such termination, and, unless exercised, the Option shall expire at the end of such period. Notwithstanding anything herein to the contrary, in no event may the Option be exercised after the expiration of its term.

             If the Optionee's Continuous Employment is terminated for cause, the Option (including the portion that the Optionee would have been entitled to exercise immediately prior to such termination) shall expire simultaneously with such termination.

             If the Optionee's Continuous Employment is terminated by reason of the Optionee's disability or by reason of the Optionee's death, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to the Optionee's disability or death, the Option may be exercised within a period of one year from the date of such disability or death, by the Optionee or on the Optionee's behalf by the Optionee's legal representative (in the event of the Optionee's disability), or by the person or persons (including the Optionee's estate) to whom the Optionee's rights under the Option shall have passed by will or by the laws of descent and distribution (in the event of the Optionee's death), and, unless exercised, the
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         Option shall expire at the end of such period.  Notwithstanding anything herein to the contrary, in no event may the Option be exercised after the expiration of its term.

    (ii) Method of Exercise. Except as otherwise provided in this paragraph 4 or in paragraph 5 hereof, the Option shall be exercisable by delivery of written notice of such exercise to the Company, accompanied by payment of the Option Price of the Optioned Shares with respect to which the Option is being exercised, in accordance with the procedure prescribed herein. Each such notice of exercise shall:

             (a) state the election to exercise the Option, the number of Shares with respect to which it is being exercised, the address and Social Security Number of the person in whose name the certificate(s) evidencing the Optioned Shares are to be issued;

             (b) contain such representations and agreements as to investment intent with respect to such Optioned Shares as may be satisfactory to the Company's counsel;

             (c) be signed by the person entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

             (d) be accompanied by payment of the full amount of the Option Price of the Optioned Shares with respect to which the Option is being exercised in cash, or a certified or bank cashier's check and be delivered in person or by certified mail to the Secretary of the Company.

             Such payment need not accompany the written notice of exercise if the Optioned Shares have been registered pursuant to the Securities Act of 1933, as amended ("Act"), and the Optionee, either (a) in the notice of exercise directs that the stock certificate or certificates for the Optioned Shares as to which the Option is exercised by delivered to a broker-dealer registered with the Securities and Exchange Commission that is a member of the New York Stock Exchange or any other broker-dealer acceptable to the Committee (as defined in the
         Plan), as the agent for the Optionee, which broker-dealer delivers to the Company its unconditional and irrevocable undertaking that, at the time such stock certificate or certificates are delivered, such broker-dealer will pay the Company an amount in cash equal to such payment, plus the amount ("withholding amount") of all Federal, state and/or local taxes of any kind which the Company is required to withhold with respect to the exercise of the Option; or (b) furnishes with said notice (m) shares of Common Stock (endorsed in favor of the Company) having a Fair Market Value (as defined in the Plan) equal to the amount of such payment or (n) instructions that the Company withhold from the Optioned Shares to be delivered a number of Optioned Shares having a fair market value equal to the Option Price plus, in either case, if the Committee shall approve, the withholding amount; provided, however, that the exercise of the Option and the election of the Optionee to have shares withheld are (x) pursuant to an irrevocable election made not less than six months prior to the exercise; or (y) made during the period beginning on the third
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         business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

    (iii) Certificates for Shares. The certificate or certificates for Shares as to which the Option has been exercised shall be registered in the name of the person or persons exercising the Option. Until the issuance of the Shares (as evidenced by the delivery of the Stock certificate and appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the Shares are issued, except as provided in paragraph 6 hereof.

5. Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by such Optionee, except as otherwise provided therein. Any attempted sale, pledge, assignment, hypothecation, transfer or other disposition of the Option contrary to the provisions of the Plan or this Agreement shall be null and void and without effect and, upon the happening of any such event, the Board or Committee, in its sole discretion, may terminate the Option forthwith.

6. Adjustments Upon Changes in Capitalization. If there is any change in the Shares by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of Shares subject to the Option and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

    Neither the issuance of Shares for a consideration, the issuance of rights or options to acquire Shares, nor the issuance of Shares on the conversion of a debenture or capital stock, shall be considered a change in the Company's capital structure for these purposes. However, the Committee may make or provide for such adjustments in the number and/or kind of Optioned Shares as the Committee in its sole discretion may determine is appropriate to reflect any event of the type described in the preceding sentence.

    No fractional Share shall be issued upon any exercise of the Option following an adjustment made pursuant to this paragraph 6, and the Option Price to be paid shall be appropriately adjusted on account of any fractional Share not issued upon such an exercise.

    The liquidation or dissolution of the Company, or merger or consolidation in which the Company is not the surviving or resulting corporation, shall cause the Option to expire to the extent it is unexercised at such time.

7. Approval of Counsel and Investment Representation. The exercise of the Option and delivery of Shares pursuant thereto shall be subject to approval by the Company's counsel that such exercise and issuance comply with all relevant provision of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated under each of such acts, and the requirements of any stock exchange upon which Shares may then be listed.
    As a condition of the exercise of the Option, the Committee may require the person exercising the Option to represent and warrant that the Shares are
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    being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

8. Reservations of Shares. The Company, during the term of this Option, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

    The inability of the Company to obtain from any regulatory body having jurisdiction, authority or approval deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which the requisite authority or approval shall not have been obtained.

9. Restrictions on Shares. Shares issued upon the exercise of the Option shall be issued only to the holder of the Option. Any restrictions upon transfer of Shares issued upon exercise of the Option which in the opinion of counsel to Company are required by the Securities Act of 1933, as amended, shall be noted on the certificates therefor by appropriate legend.

10. Resale or Transfer. Upon any sale or transfer of the Shares purchased upon exercise of the Option, the Optionee shall satisfy the Company that either
    (i) the Shares to be so sold or transferred have been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus satisfying the requirements of Subsection 10(a) of said Act which is being or shall be delivered to the purchaser or transferee at or prior the time of delivery of the certificates evidencing the Shares to be sold or transferred, or (ii) such Shares may then be sold without such registration without violating Section 5 of Said Act. In addition, the Optionee shall satisfy the Company that any other restrictions upon the transfer of such Shares, imposed either under the Plan or this Agreement, have been complied with or are inapplicable.

11. Withholding Taxes. The Optionee agrees, as a condition to the grant of the Option evidenced by this Agreement, that, if applicable, the Company or an affiliate, to the extent required by law, shall deduct from any payments of any kind otherwise due to the Optionee the aggregate amount of Federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option, or, if no such payments are due or to become due to the Optionee, that the Optionee will pay to the Company or affiliate, or make arrangements satisfactory to the Company regarding payment to the Company or affiliate of, the aggregate amount of any such taxes.

12. Benefits of Agreement. This Agreement shall inure to the benefit of and, except as otherwise provided herein, shall be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, legal representatives and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, the Optionee's heirs, legal representatives or successors may have in respect of the Plan or any Options or Shares granted or issued thereunder whether to himself or to any other person. Nothing contained herein shall confer upon the Optionee any right with respect to continuance of Optionee's employment or limit (absent any other agreement to the

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    contrary) in any way whatsoever the right of the Company to terminate the
    Optionee's employment at anytime for any reason whatsoever.

13. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at 5080 North 40th Street, Suite 475, Phoenix, Arizona 85018, attention of Joe G. Warren Jr. Each notice to the Optionee, or other person or persons then entitled to exercise the Option, shall be addressed to the Optionee, or such other person or persons, at the Optionee's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and the Optionee has hereunto set his hand all as of the day, month and year first above written.


                             BOWMAR INSTRUMENT CORPORATION


                             By
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Attest:


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                             Optionee

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                             Address